Exhibit 10.1

Reverse Merger and Financial Advisory Agreement

Dated as of September 2, 2011

This letter confirms the agreement of Tianjin TEDA Hengyun Commerce and Trade Co., Ltd. or any of its successors, assigns, subsidiaries or affiliates (collectively referred to herein as the “Company”) to effect a reverse merger (the “Merger”) with Stalar 1, Inc, a Delaware corporation (the “Reporting Company”), an entity controlled by Dr. Steven Fox. Upon the effective date of the Merger, in consideration of the Reporting Company entering into the Merger, the shareholders of the Reporting Company, or its designees, shall receive fully-paid and non-assessable shares of the survivor of the Merger, par value $.0001 per share, which shares shall represent a total of nine percent (9%) of the fully-diluted capital stock of the survivor of the Merger (calculated post-money, e.g. after any planned equity financing transaction involving the surviving entity contemplated to occur prior to or subsequent to or simultaneously with the Merger). Such shares shall be entitled to demand and piggy-back registration rights. Additionally, upon the effective date of the Merger, the shareholders of the Reporting Company, or its designees, shall receive a warrant (the “Merger Warrant”) to acquire up to 6 percent (6%) shares of capital stock of the survivor of the Merger, at a per share exercise price of $0.40. The Merger Warrant shall have a six (6) year term, provide for cashless exercise, and the shares of capital stock issuable upon exercise of the Merger Warrant shall be entitled to piggy-back registration rights. The Merger Warrant shall contain standard registration and anti-dilution provisions regarding, but not limited to, stock splits, stock dividends, recapitalizations, mergers, other business combinations and reorganizations, and issuances below the market price.

If in the event the Company does not complete the Merger with the Reporting Company, but mutually agrees with the Reporting Company to complete a reverse merger with another entity or otherwise engage in a transaction resulting in a publicly traded entity (“Alternative Transaction”), the shareholders of the Reporting Company, or its designees, shall still receive fully paid and non-assessable shares of the survivor of the Alternative Transaction, par value $.0001 per share, which shares shall represent a total of nine percent (9%) of the fully-diluted capital stock of the survivor of the Alternative Transaction. Such shares shall be entitled to demand and piggy-back registration rights. Additionally, upon the effective date of Alternative Transaction, the shareholders of the Reporting Company, or its designee, shall receive a warrant (the “A.T. Warrant”) to acquire up to 6% shares of capital stock of the survivor of the Merger, at a per share exercise price of $0.40. The A.T. Warrant shall have a six (6) year term, provide for cashless exercise, and the shares of capital stock issuable upon exercise of the A.T. Warrant shall be entitled to piggy-back registration rights. The A.T. Warrant shall contain standard registration and anti-dilution provisions regarding, but not limited to, stock splits, stock dividends, recapitalizations, mergers, other business combinations and reorganizations, and issuances below the market price.

This letter is a binding agreement (the “Agreement”) to enter into the merger and evidences the parties’ agreement to consummate the Merger or Alternative Transaction consistent with the terms and conditions outlined above. Both parties acknowledge and agree that they negotiate in good faith and execute and deliver definitive agreements to consummate the Merger or Alternative Transaction. Additionally, the Company represents to the Reporting Company that its entry into this Agreement does not violate or breach any other agreements that the Company has previously entered into with or is currently a party to with any other third parties.

1. Exclusive Dealing.

(a)     The Company, the Company’s shareholders and the Company’s directors, officers, employees and agents: will not directly or indirectly, through any representative or otherwise, solicit or entertain offers from, negotiate with or in any manner encourage, discuss, accept, or consider any proposal of any other person relating to an acquisition or merger of the Company into an entity that is a reporting company under the Exchange Act of 1934, as amended.

(b)     The Company will immediately notify the Reporting Company regarding any contact between the Company, and any other person or entity regarding any such offer or proposal or any related inquiry.

2. Costs; Escrow. The Company will be responsible for and bear all of the costs and expenses (including broker's or finder’s fees, investment banking fees, attorneys’ fees and accountants' fees) incurred, at any time in connection with pursuing or consummating the Merger and the transactions contemplated herein and the Company further agrees to reimburse and indemnify the Reporting Company and its officers and directors for all out of pocket expenses incurred in connection with the Merger, whether or not such transaction is actually consummated. In consideration of the Reporting Company entering into this agreement, the Company has agreed to place $10,000 in the escrow account of the Reporting Company’s counsel. Upon the presentation of invoices by the Reporting Company’s accountants and attorneys relating to customary financial reporting and securities law compliance, the Reporting Company’s counsel shall pay such invoices from the escrowed funds. If the Company does not effect the Merger for any reason, other than the fault of the Reporting Company, the escrowed funds, less any funds previously disbursed, shall be paid to the Reporting Company as liquidated damages.

3. No Fiduciary Relationship. It is understood and agreed that neither the Reporting Company, nor its officers or directors are acting as agent or fiduciary of, and have no liabilities to, the equity holders of the Company or any other third party in connection with this Agreement or the Merger, all of which liabilities are expressly waived.

4. Advisory Role. The Reporting Company agrees that, if requested by the Company, it will authorize its representatives to make good faith efforts to advise the Company on presentations to prospective investors, securing accountants, legal counsel, investor relations firms, and advising on the appropriate placement agent and underwriter to raise capital, etc. The Company acknowledges that it is ultimately responsible for its own choices concerning entering into business relationships with prospective investors, accountants, legal counsel, investor relations firms, and underwriters, etc., and agrees to indemnify and hold the Reporting Company, and its representatives, harmless in connection with any business relationship developed by reason or as a result of these advisory services as further set forth below. The Reporting Company may advise on matters as set forth below:

(a)     Conducting and supervising due diligence. Reporting Company will work with selected legal counsel in the United States and China to coordinate due diligence of the Company in preparation for the Merger or Alternative Transaction.

(b)     Advising on corporate structure. Reporting Company will work with selected legal counsel in the United States and China to develop and recommend a corporate structure for the Company that will enable it to complete the Merger or Alternative Transaction in compliance with then-current applicable laws of the United States and China and regulations promulgated under such laws.

(c)     Coordinating pre-audit and audit of company financial statements. Reporting Company will coordinate the efforts of (i) the selected accountant, if required, to assist in the preparation of the Company’s financial statements for audit and (ii) the selected auditing firm in connection with the audit of the Company’s financial statements.

(d)     Managing the Merger. Reporting Company will coordinate the efforts of the Company, the Reporting Company, the selected accounting firm, the selected auditing firm and a selected legal counsel to consummate the Merger between the Company and the Reporting Company.

(e)     Selecting third parties and related services. Reporting Company will use its extensive contacts to select and recommend attorneys, a PCAOB-registered auditing firm, non-audit accountants, market makers and/or broker/dealers to assist with the Merger or the Alternative Transaction. The Company acknowledges that Reporting Company shall have the right to engage third parties to assist it in the performance of the services hereunder in furtherance of the Merger or the Alternative Transaction.

(f)      Advising on corporate governance issues. Reporting Company will advise the Company on corporate governance issues including (a) identifying a qualified, English-speaking Chief Financial Officers with experience in general accepted accounting principles in the United States (“US GAAP”), auditing and SEC disclosure and reporting requirements: (b) identifying qualified independent directors to serve on the Board of Directors of the Company and the standing committees of the Board of Directors; and (c) proper management, board including committee structuring to ensure that the Company complies with U.S. laws, including without limitation the Sarbanes-Oxley Act of 2002, the Rules and Regulations of the SEC, the listing or similar requirements of the primary U.S. stock exchanges on which the Company’s securities are traded or quoted, and the expectations of the U.S. investors.

(h) Preparation of business plan and other presenting materials. Reporting Company will assist the Company with the preparation of a business plan and/or other materials for use by the Company from time to time in various contexts and locations and for different purposes.

(i) Coordinating road shows. As appropriate and as part of the Capital Raise, Reporting Company will provide training, translation and logistical support for any road shows (“Road Shows”) that are required.

(j) Managing media relations. During and following the Merger or Alternative Transaction, Reporting Company will find an public relations firm to draft all required press releases and public notifications and ensure their dissemination through appropriate channels of U.S., Chinese and international mainstream and financial news media and will coordinate with selected legal counsel in the United States for compliance by all such press releases with U.S. laws and regulations promulgated thereunder.

(k) Additional consulting. On an ongoing basis, Reporting Company will provide its general business expertise to the Company to assist in such other aspects of the Merger or Alternative Transaction as the Company and Reporting Company shall agree.

5. Initial Due Diligence. Reporting Company shall have the right to perform initial due diligence (“Initial Due Diligence”) of the Company so that Reporting Company can determine, in its sole and absolute discretion, whether the Company is a suitable candidate for the Merger or Alternative Transaction. Reporting Company shall conduct such Initial Due Diligence as it believes is necessary and appropriate, but which may include without limitation consultation with the Company’s accountants and PCAOB-registered independent auditing firm regarding whether the Company’s financial statements can be audited in accordance with US GAAP and the requirements of the SEC. Reporting Company shall have the right to terminate this Agreement upon giving notice to the Company, if it determines, in its sole and absolute discretion, that there exists a material and non-curable due diligence exception (a “Due Diligence Exception”).

6. Conduct of the Parties. It is expressly acknowledged and agreed that the Reporting Company may accept or reject the proposed terms of the Alternative Transaction, or any component thereof, in whole or in part, including without limitation the form of investment and the pricing of any capital raise, in its sole and absolute discretion. The parties hereby acknowledge that (i) all negotiations concerning the terms (including price, percentage ownership and other terms) of any Alternative Transaction will take place directly between the Company, the placement agent and investors directly and (ii) Reporting Company shall not act as agent or principal in negotiating the terms of any Alternative Transaction.

7. Confidential Information.

(a) For the purposes of this Agreement, the “Confidential Information” of one Party (the “Disclosing Party”) shall mean any and all documents, information or other data (whether recorded or otherwise), trade secrets concerning Party or any of its subsidiaries or other affiliates, their respective businesses, customers, potential customers, suppliers, partners, service providers, brokers, marketing plans, advertising, contracts, potential contracts, strategies, forecasts, pricing methods, practices, techniques, business plans, financial plans, research, development, purchasing, accounting, know-how, technical data, processes and product development.

(b) Each Party that receives Confidential Information (a “Receiving Party”) of a Disclosing Party hereby agrees that, at all times through the Termination Date and for a period of one (1) year thereafter, it shall (i) hold in confidence all Confidential Information of the Disclosing Party and will not, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, appropriate or otherwise communicate any such Confidential Information, without the prior written consent of the Disclosing Party, and (ii) upon the request of the Disclosing Party, the Receiving Party shall deliver to the Disclosing Party all memoranda, notes, records, manuals and other documents, including all copies of such materials and all documentation prepared or produced in connection therewith, containing the Disclosing Party’s Trade Secrets, whether made or compiled by the Receiving Party or furnished to the Receiving Party from another source.

(c) Notwithstanding the provisions of Section 7(b), either Party (a “Revealing Party”) shall have the authority to disclose Confidential Information about the Disclosing Party, to the extent that such disclosure is: (i) required by law; (ii) required by the rules and regulations of any governmental agency (including without limitation the U.S. Securities and Exchange Commission) or self-regulatory organization (“SROs”), including without limitation FINRA, the Over-the-Counter Bulletin Board, the Nasdaq Stock Market, the American Stock Exchange and the New York Stock Exchange; (iii) required by order of any arbitrator, mediator or court having jurisdiction over the Revealing Party; or (iv) information that has already become public through no action of the Revealing Party; (v) and provided further that in the case of a disclosure under Sections 7(c)(i), (ii) or (iii), the Revealing Party shall give prompt written notice to the Disclosing Party so that the Disclosing Party may, in its sole and absolute discretion, but without affecting the right and obligations of the Revealing Party to make the disclosures required of it, seek to take action to limit the disclosures required of the Revealing Party.

8. Indemnification. To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Reporting Company and its directors, officers, employees, counsel, agents, representatives of, and each Person, if any, who controls, Reporting Company within the meaning of the Securities Act or the Exchange Act (each, a “Reporting Company Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, a “Reporting Company Claim”) incurred in investigation, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency or body, whether pending or threatened, whether or not an indemnified party is or may be a party thereto, to which any of them may become subject, insofar as such Reporting Company Claims arise out of or are based upon: (i) any breach of any of the Company’s representations, warranties, covenants and agreements contained in the Agreement; of (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Company’s securities or the Company’s reports filed periodically with the SEC, or any filing made with any SRO (the matters in the foregoing clauses (i) and (ii) being, collectively, “Company Violations”). The Company shall reimburse Reporting Company and each Reporting Company Indemnified Person, promptly as such expenses are incurred and are due and payable, for any reasonable legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Reporting Company Claim. This section shall survive termination of this Agreement.

9. Independent Contractor. In the performance of the services provided under this Agreement and any other services Reporting Company may provide to the Company, Reporting Company shall act in the capacity of independent contractor and not as officer, employee, joint venture or partner of the Company.

10. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto, and supersede all prior oral or written agreements, understandings, representations and warranties, and courses of conduct and dealing between the parties on the subject matter hereof. Except as otherwise provided herein, this Agreement may be amended or modified only in writing, executed by all of the parties hereto.

11. Governing Law; Dispute Resolution. This Agreement will be governed by and construed under the laws of the State of New York but without regard to conflicts of laws principles. The Reporting Company, in its sole discretion, may commence a legal action or claim for specific performance against the Company in either the State of New York or in Hong Kong. The Company hereby submits to the personal jurisdiction of the federal or state courts located in the State of New York or the courts located in Hong Kong. At the option of the Reporting Company, any dispute controversy or claim arising out of or relating to this Agreement may be settled by arbitration. In the event that the Reporting Company selects arbitration, the appointing authority shall be Hong Kong International Arbitration Center (“HKIAC”). The place of arbitration shall be in Hong Kong at HKIAC in accordance with then effective HKIAC procedures for arbitration. If the Reporting Company selects arbitration then the arbitration rule shall be final and binding on the parties.

12. Counterparts. This Agreement may be executed in one or more counterparts by delivery of an original or electronic copy of a signed counterpart, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

13. Term and Termination. This Agreement shall be in effect for a period of 18 months from the date hereof, however, in the event that Reporting Company determines that there is any material adverse issues that arise in the course of its due diligence investigation of the Company and/or its operations, the Reporting Company shall have the right to immediately terminate this Agreement without any liability to the Company. Additionally, in the event that the Reporting Company terminates this Agreement in accordance with this Section, the Company shall be responsible to promptly reimburse the Reporting Company for all of its expenses incurred in connection with performing its duties pursuant to the terms of this Agreement.

14. Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or: (i) personal delivery to the party to be notified; (ii) when sent, if sent by electronic mail (with electronic receipt requested) or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day; (iii) three (3) calendar days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the first page of this Agreement, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 13(a).

15. Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

16. Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

17. Amendment. Any amendments to this Agreement shall be in writing, signed by both Parties.

18. Official Version. It is understood that this Agreement will be prepared and executed in both English and Chinese, with both versions having legal effect. However, if a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of Section 11 and the English language version shall govern in such legal proceedings.

VERY TRULY YOURS,

COMPANY: Stalar 1, Inc.

By: /s/ Steven R. Fox

Dr. Steven R. Fox, President

ACKNOWLEDGED AND AGREED TO BY:

COMPANY: Tianjin TEDA Hengyun Commerce and Trade Co., Ltd.

By: /s/ Li Changyun

Li Changyun, Chairman & General Manager